Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this amended Registration Statement on Form S-1/A of our report dated May 15, 2018, relating to the financial statements of urban-gro, Inc. as of December 31, 2017 and 2016 and to all references to our firm included in this Registration Statement.

/S/ B F Borgers CPA PC

Certified Public Accountants

Lakewood, Colorado

July 31, 2018